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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-34412 on Form S-3 and No. 333-38578 on Form S-3 of Sedona Corporation of our report dated March 30, 2001, with respect to the consolidated financial statements of Sedona Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP




Philadelphia, Pennsylvania
June 15, 2001.